Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (S-3 No. 333-195562 and S-8 Nos. 333-149551, 333-148863, 333-148862, 333-141793) and in the related Prospectuses of Enstar Group Limited of our report dated March 21, 2013, with respect to the consolidated financial statements of Arden Reinsurance Company Ltd. included in the Current Report on Form 8-K of Enstar Group Limited, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

September 10, 2014